Exhibit 99.1
American Physicians Capital, Inc. Raymond James Institutional Investor Conference March 6, 2007 R. Kevin Clinton President & CEO Frank H. Freund Chief Financial Officer Ann Storberg VP, Investor Relations

Snapshot of APCapital Medical professional liability insurance carrier Formed as mutual in 1975 by the Michigan State Medical Society (MSMS) Demutualized in December 2000 (IPO) Endorsed by MSMS, Michigan Osteopathic Association and the New Mexico Medical Society Headquartered in East Lansing, MI Focus on individual and small physicians groups

Snapshot of APCapital Approximately 9,500 policies in-force at December 31, 2006 Marketing in primarily 5 states with a focus on the upper Midwest region Direct premiums written totaled $156.9 million for the year ended December 31, 2006 Assets totaled $1.1 billion at December 31, 2006 NASDAQ: ACAP Market cap $448.9 million1 1As of February 20, 2007

Snapshot of APCapital Core States YE 12/31/06 DWP - % by state Market Share Ranking 1 Expansion Michigan2 32% 2nd Home State New Mexico3 13% 1st Merged NMPML in 1997 Illinois2 31% 2nd Internal Ohio2 18% 5th Internal Kentucky 4% 5th Acquired KMIC in 1996 1 Based on 2005 direct premiums written from Thomson Financial/One Source 2 Implemented tort reform 3 Patient compensation fund

Key Components of our Strategic Plan Focus on return on equity Strong management team Focus on medical professional liability in core markets Rate adequacy Stringent and innovative underwriting practices Strong reserves Aggressive claims management

Strong Management Team Name Title Years of Industry Experience Year Joined APCapital Kevin Clinton, FCAS President & CEO 29 2001 Frank Freund, CPA Chief Financial Officer 25 1997 Annette Flood, RN, JD Chief Operating Officer 21 2001 Kevin Dyke, FCAS VP, Actuarial 14 2002 Nancy Fitzgerald LPN, CPHQ VP, Risk Management 18 2002 Rhonda Fossitt CPCU, RPLU VP, Underwriting 28 2002 Laura Kline CIC, CPCU VP, Marketing 20 1987 Cathy Shutack BS, RRT VP, Claims 18 2002

Return to Profitability via Rate Adequacy 2002 2003 2004 2005 Annual 0.3 0.349 0.211 0.092 Cumulative 0.3 0.754 1.124 1.325 Average Rate Increases Since 2002

Performing on-site visits by risk management Implementing unique underwriting systems Policy type primarily claims-made Only offer occurrence policies in: Michigan - our home state with 30+ years of data and good tort reform New Mexico and Indiana- required for access to state compensation funds Discontinued writing certain high-risk specialties in high risk areas Lowered maximum policy limits 98% of policies at December 31, 2006 were at or below $1 million Stringent and Innovative Underwriting

Strong Distribution System Use a focused, multi-channeled distribution system 2006 premiums were generated through Captive agents - 42% of premiums Independent agents - 45% of premiums Direct - 13% of premiums Market product through approximately 47 agencies Adding additional agents Enhance distribution system by leveraging strategic business alliances Medical society endorsements Purchasing group programs Other marketing alliances

Strong Reserves Dec-03 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 6/1/2005 9/1/2005 Dec-05 3/1/2006 6/1/2006 9/1/2006 12/31/2006 Net Loss & LAE IBNR* 118 122 141 141 144 154 164 170 178 188 203 228 241 Number of Open Claims 4447 4103 3885 3803 3342 3344 3211 3109 2991 2976 2558 2347 2256 *Includes Death, Disability & Retirement and Unallocated Loss Adjustment Expense, Excludes PIC - FL PL Net Loss & LAE IBNR and Open Claims $123M increase since Dec 2003

Strong Reserves 12/1/2003 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 6/1/2006 9/1/2006 12/31/2006 East 114000 125200 136300 140400 160000 160800 167300 173900 181970 183380 215630 236049 244774

Favorable Trial Results 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Defense Verdict Plaintiff Verdict APA 0.89 0.11 APCapital (2004, 2005 & 2006) Defense Verdict Plaintiff Verdict Industry 0.84 0.16 Industry Data* (2004) Defense Verdict Plaintiff Verdict Industry Data, 2004* Mean Settlement $311,704 Mean Verdict $606,907 *Source: Physician Insurers Association Data Sharing Program

Positive Trends Medical Professional Liability Reported Claim Count by Quarter *Includes 76 claims reported by four physicians at the end of their coverage with the company. 1Q02 2Q02 3Q02 4Q02 1Q03* 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 East 767 748 729 774 803 694 631 529 525 459 431 371 404 401 361 347 308 296 297 267

Positive Trends Net Premiums Earned Per Reported Claim --- Excluding Florida 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 East 41296 46554 58045 51124 57641 55209 67631 82319 81893 95498 102920 119046 104027 102648 113898 117309 121568 126747 127185 138768 Medical Professional Liability

Strategies for Success in Changing Underwriting Cycles Maintain your underwriting discipline Be a market timer Have tough, but smart defense of claims Continue to develop new and innovative underwriting systems Be opportunistic and flexible Actively look for strategic acquisitions

FRANK H. FREUND CHIEF FINANCIAL OFFICER Note: All share and per share data in this presentation have been adjusted to reflect the three-for-two stock split payable on Nov. 2, 2006.

Financial Highlights YE Dec. 31, 2006 Highlights Pre-tax income up 40% to $63 million Continued strong investment returns Current year Loss & LAE down $18.2 million Positive reserve development of $12.9 million Ceded less premium Effective tax rate 31.5% - impacted by movement into tax- exempt securities APCapital, Inc. Consolidated

13 Quarters of Profitable Results 4Q 2003 1Q 2004 2Q 2004 3Q 2004 4Q 2004 1Q 2005 2Q 2005 3Q 2005 4Q 2005 1Q 2006 2Q 2006 3Q 2006 4Q 2006 Pre-Tax Income 1363 4781 3576 4773 6620 7591 9767 10561 16948 13172 15617 16187 18027 Combined Ratio 1.149 1.149 1.114 1.079 1.047 1.025 1.002 0.955 0.915 0.923 0.896 0.845 0.836 ($ in thousands)

Tax-Adjusted Operating Income* 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 East 0.17 0.23 0.26 0.29 0.37 0.48 0.55 0.67 0.7 0.79 0.91 0.96 *Diluted operating income per share is adjusted for deferred tax valuation allowance changes from 1Q04 to 2Q05 and excludes net realized gains or loss, net of tax.

High-Quality Investment Portfolio Investment Portfolio Highlights Improved average rating of bond portfolio: AA+ at 12/31/06 vs. AA at 12/31/05 Average yield on investments: 5.30% in 2006 Maintain a modified duration of 3.99 years at 12/31/06 5th best bond investment performance nationwide according to Ward's* Corporate Bonds Mortgage-backed Securities U.S Government Bonds Tax-Exempt Securities Cash & Cash Equivalents Other East 0.28 0.19 0.16 0.24 0.12 0.01 Investments totaled $875.3 million at December 31, 2006 *Based on highest 2005 bond yield, minimum net premiums written of $100 million

Book Value Growth 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 16.11 15.93 16.51 15.14 15.69 15.54 15.31 20.08 20.37 20.9 21.29 21.71 22.75 23.26 Up $7.72 since YE04

Share Buy Back History Two Outstanding Programs 10b5-1 Plan Board authorized $30 million for the 2006 10b5-1 plan and APCapital utilized $23.6 million through year-end 2006 - unused balance was carried over for 2007 plan. Board adopted another 10b5-1 plan for 2007 and authorized $32 million to this plan. ^ 290,000 shares remaining from November 2005 Board authorization (Dollars in thousands) (Shares repurchased in thousands)

Why Invest in APCapital Experienced management team Business strategy producing positive results Strong financial position Well positioned for changes in underwriting cycle Continued positive trends

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